UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2013

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of New Deferred Compensation Plan

On June 28, 2013, Carmike Cinemas, Inc. (the “Company”) adopted the Carmike Cinemas Nonqualified Deferred Compensation Plan (the “Plan”), effective July 1, 2013. The Plan is a nonqualified deferred compensation plan, pursuant to which S. David Passman III, Richard B. Hare, Fred W. Van Noy and Daniel E. Ellis (the “Participants”), each a named executive officer of the Company, may elect to make deferrals of compensation that are not subject to the various limits imposed by the Internal Revenue Code on qualified retirement plans. Pursuant to the Plan, Participants may elect to defer up to 80% of base salary and up to 100% of certain cash bonuses. Participants’ deferrals are vested. The Company may also make quarterly discretionary contributions to a Participant’s deferred compensation account in an amount of 10% of the Participant’s base salary and cash bonus received during the immediately preceding quarter, or such other amount as determined by the Company. Such discretionary contributions will vest immediately upon contribution. A Participant’s deferrals and discretionary employer contributions are credited to a deferred compensation account and held in trust pending the occurrence of an applicable “Qualifying Distribution Event.” Qualifying Distribution Events are:

•	separation from service with the Company;

•	death;

•	specified “in-service” and “education” distribution dates designated by the Participant in his participation agreement;

•	a change in control of the Company (if designated by the Participant in his participation agreement); and

•	unforeseeable emergencies.

The Plan is administered by the management of the Company. The Plan is an unfunded, nonqualified deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

This summary is qualified in its entirety by reference to the full text of (i) the Plan’s adoption agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein, and (ii) the Plan document, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Termination of Existing Deferred Compensation Plan

In connection with the adoption of the Plan, the Company terminated the Company’s obligations to make contributions under existing nonqualified funded deferred compensation plan (the “Existing Plan”). The Company will not make any additional contributions to the Existing Plan; however, amounts previously contributed to the Existing Plan will continue to be held in trust pursuant to the terms of the relevant trust agreements.

Under the Existing Plan, contributions to Messrs. Passman and Ellis were discretionary, but the Company had an obligation to make contributions to Messrs. Hare and Van Noy equal to 10% of their salary and cash bonus. Accordingly, in connection with the termination of the Existing Plan, on June 28, 2013 the Company entered into agreements with each of Messrs. Hare and Van Noy that, in the event they at any time do not participate in the Plan, the Company will nevertheless make them an additional cash payment in the amount of 10% of their salary and cash bonus received during the immediately preceding calendar quarter. This summary of the agreements with Messrs. Hare and Van Noy is qualified in its entirety by reference to the full text of the form of agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1	Adoption Agreement, dated June 28, 2013.

Exhibit 10.2	Plan Document.

Exhibit 10.3	Form of Agreement Relating to Deferred Compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: July 2, 2013	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Adoption Agreement, dated June 28, 2013.

Exhibit 10.2	Plan Document.

Exhibit 10.3	Form of Agreement Relating to Deferred Compensation.